UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): November 12, 2012

T.O ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-53340	26-2666328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701 Denver, CO 80206
(Address of principal executive offices)

Registrant’s telephone number, including area code:  303-329-3008

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTERING INTO A MATERIAL DEFINITIVE AGREEMENT

On November 12, 2012, the Registrant, T.O Entertainment, Inc., a Colorado corporation, and its subsidiaries, T.O Entertainment, Inc., a Japan corporation, T.O Entertainment United Kingdom Ltd., a United Kingdom corporation, T.O Entertainment Rus, LLC, a Russia limited liability company, and T.O Entertainment Singapore PTE, Ltd., a Singapore corporation, (collectively referred to as "T.O Entertainment") borrowed $1,200,000 from TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (the "Lender").  The loan proceeds will be used by T.O Entertainment for general corporate purposes.

The loan was made pursuant to the terms of a Credit Agreement dated as of October 31, 2012 (the "Credit Agreement"), and made effective as of November 12, 2012, by and among T.O Entertainment, Inc. and the Lender, and is evidenced by a Revolving Note.  Under the Credit Agreement, T.O Entertainment may borrow up to an amount equal to the lesser of 80% of its Eligible Accounts (as defined in the Credit Agreement) and the revolving loan commitment, which initially is $1,200,000.  Upon satisfaction of certain conditions, T.O Entertainment may, from time to time, request that the revolving loan commitment be raised up to a maximum of $5,000,000.  The decision to grant any such increase in the revolving loan commitment is in the Lender's sole discretion.

The loan matures on the earlier of May 12, 2013, which is six (6) months from the closing date, subject to a six-month extension upon written request of T.O Entertainment made prior to the initial closing date. The maturity date may also be extended in the Lender's sole discretion, in connection with execution of any modification, extension or renewal of the Revolving Note evidencing the loan.

            The loan bears interest at the rate of 10% per annum.  In addition, T.O Entertainment is required to pay certain fees specified in the Credit Agreement.  The fees include due diligence fees, document review and legal fees, an asset monitoring fee, and a transaction advisory fee, all of which are payable in cash, and an additional advisory fee payable through issuance to the Lender of three (3) redeemable warrants to purchase shares of common stock of the Registrant.  Each of the warrants has a term of 10 years, and each of them grants the Lender the right to purchase a number of shares equal to up to one percent (1%) of the Registrant’s issued and outstanding common stock at a price of $0.001 per share.  Each of the warrants includes a mandatory redemption provision pursuant to which the Registrant is required to redeem the warrant for a redemption price of $45,000 if the Lender has not previously elected to exercise the warrant.  The mandatory redemption dates of the three warrants are May 12, 2013, August 12, 2013 and November 12, 2013, respectively, which dates are 6 months, 9 months and 12 months after the initial closing date.

            Under the terms of the Credit Agreement, T.O Entertainment is required to direct all payments received on account to a lock box account under the control of the Lender.  The Lender is authorized, on a weekly basis, to apply funds in the lock box account toward payment of fees and interest due and owing by T.O Entertainment, Inc., to the establishment of a reserve in the amount of twenty percent (20%) of the amount of the revolving loan commitment, and, in its sole discretion, to prepayments of the outstanding principal due on the loan.  Any funds remaining on deposit in the lock box account after payment of the foregoing items, are required to be disbursed on a weekly basis to T.O Entertainment, Inc.

In addition to the lock box, the loan is secured by a pledge of substantially all of the assets of T.O Entertainment, Inc., by a pledge of all of the shares of T.O Entertainment, Inc., a Japan corporation, owned by the Registrant, and by the pledge by the officers and directors of the Registrant of a total of 8,581,725 shares of common stock of the Registrant currently owned by such officers and directors, and representing approximately 26% of the Registrant’s currently issued and outstanding common stock.

            The Credit Agreement imposes certain restrictions on T.O Entertainment, including restrictions on its ability to (i) incur any Funded Indebtedness (as defined in the Credit Agreement), (ii) incur liens, (iii)

make investments, (iv) permit a Change in Control (as defined in the Credit Agreement) or dispose of all or substantially all of its assets, (v) make capital expenditures not in the ordinary course of its business, (vi) issue or distribute capital stock, (vii) make distributions to its shareholders, (viii) engage in any line of business other than the business engaged in on the date of the Credit Agreement and businesses reasonably related thereto, and (ix) enter into transactions with any affiliates except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to T.O Entertainment than it would obtain in an arm-length's basis with a non-affiliate.  Each of these restrictions is subject to certain exceptions, as specified in the Credit Agreement.

The loan may be accelerated upon the occurrence and during the continuation of an Event of Default (as defined in the Credit Agreement), including nonpayment of amounts owed, misrepresentation, failure to perform under the Credit Agreement or related documents, default under certain other obligations, events of bankruptcy, the entry of a judgment in excess of certain specified amounts, the occurrence of a Material Adverse Effect (as  defined in the Credit Agreement), the occurrence of a Change in Control (as defined in the Credit Agreement), certain impairments of collateral, and the determination in good faith by the Lender that the prospect for payment or performance of the Obligations (as defined in the Credit Agreement) is impaired for any reason.

There are no material relationships between T.O Entertainment or any of its affiliates and the Lender, other than with respect to the Credit Agreement.

The foregoing is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed herewith as Exhibit 10.4, the Revolving Note, a copy of which is filed herewith as Exhibit 10.5, the Security Agreement, a copy of which is filed herewith as Exhibit 10.6, the Subordination of Loans Agreement, a copy of which is filed herewith as Exhibit 10.7, the Share Pledge Agreement, copy of which is filed herewith as Exhibit 10.8, and Warrants No. 1, No. 2 and No.3, copies of which are filed herewith as Exhibits 10.9, 10.10, and 10.11, respectively.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above in Item 1.01 is incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

10.4

Credit Agreement dated October 31, 2012, by and among T.O Entertainment, Inc., a Colorado corporation, T.O Entertainment, Inc., a Japan corporation, T.O Entertainment United Kingdom, a United Kingdom corporation, T.O Entertainment Rus, LLC., a Russia limited liability company, and T.O Entertainment Singapore PTE Ltd., a Singapore corporation, collectively as Borrower and TCA Global Credit Master Fund LP, as Lender.

10.5	Revolving Note dated October 31, 2012, issued by T.O Entertainment, Inc., a Colorado corporation and its subsidiaries to TCA Global Credit Master Fund LP.
10.6	Security Agreement dated October 31, 2012, issued by T.O Entertainment, a Colorado corporation and its subsidiaries TCA Global Credit Master Fund LP.
10.7

Subordination of Loans Agreement dated October 31, 2012, executed effective October 31, 2012, between TCA Global Credit Master Fund LP as Loan Holder, and T.O Entertainment, Inc., a Colorado corporation, and its subsidiaries, as Borrower.

10.8

Share Pledge Agreement dated October 31, 2012, by and between T.O Entertainment, Inc., a Colorado corporation, as Pledgor, T.O Entertainment, Inc., a Japan corporation, as the Company, and TCA Global Credit Master Fund LP as the Pledgee.

10.9	Warrant No. 1 dated October 31, 2012, issued by T.O Entertainment, Inc., a Colorado corporation to TCA Global Credit Master Fund LP.
10.10	Warrant No. 2 dated October 31, 2012, issued by T.O Entertainment, Inc., a Colorado corporation to TCA Global Credit Master Fund LP.
10.11	Warrant No. 3 dated October 31, 2012, issued by T.O Entertainment, Inc., a Colorado corporation to TCA Global Credit Master Fund LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

T.O Entertainment, Inc. (Registrant)

Date: December 7, 2012	/s/ Arnold Tinter, Chief Financial Officer